As filed with the Securities and Exchange Commission on March 5, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                          WINSTAR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                       13-3585278
------------------------------                    ----------------------
(State or Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

                           230 PARK AVENUE, SUITE 2700
                            NEW YORK, NEW YORK 10169
                    -----------------------------------------
                    (Address of principal executive offices)

                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

                 WILLIAM J. ROUHANA, JR., Chairman of the Board
                           and Chief Executive Officer
                          WinStar Communications, Inc.
                           230 Park Avenue, Suite 2700
                            New York, New York 10169
                                 (212) 584-4000
(Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

                                                                                                  Proposed
                                                                          Proposed maximum         maximum
                                                     Amount to be          offering price         aggregate         Amount of
Title of Securities to be registered                  registered             per share          offering price  registration fee

Common Stock issuable upon exercise of options    1,857,000 shares(1)           (2)           $33,771,437.75(3)     $9,962.57
granted and outstanding under other employee
benefit plans ("Benefit Plans")

(1) Pursuant to the Registrant's Shareholder Rights Plan adopted in July 1997, one preferred stock purchase right is attached to each share of Common Stock.

(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"), the exercise prices payable for the shares of Common Stock issuable upon exercise of outstanding options granted pursuant to Benefit Plans are as follows: $10.25 (10,000 shares), $11.125 (10,000 shares), $11.625 (10,000 shares),
         $12.375  (20,000  shares),  $13.1875  (75,000  shares),  $13.50 (10,000 shares),  $15.125 (20,000 shares),  $15.625 (50,000  shares),  $16.0625
         (175,000  shares),  $16.375 (15,000 shares),  $16.4375 (75,000 shares),
         $16.75 (45,000  shares),  $16.8125  (27,000  shares),  $16.875  (45,000 shares);  $17.00 (470,000 shares),  $17.375 (100,000  shares),  $17.625
         (15,000  shares),  $18.75  (20,000  shares),  $19.00  (30,000  shares),
         $19.625  (10,000  shares),  $20.00  (275,000  shares),  $20.25  (30,000 shares),  $20.50  (25,000  shares),  $20.625  (20,000  shares),  $21.00
         (100,000  shares),  $21.0625 (12,500  shares),  $23.00 (10,000 shares),
         $24.625 (25,000 shares), $25.00 (35,000 shares), $26.00 (60,000 shares)
         and $28.3125 (32,500 shares).


(3) The proposed maximum aggregate offering price is the sum of the exercise prices of the options granted under Benefit Plans and outstanding as of March 5, 1998, in accordance with Rule 457(h) promulgated under the Securities Act.

                              ---------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information. *

Item 2.   Registrant Information and Plan Annual Information.*












* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(1)  Annual Report on Form 10-K for the year ended December 31, 1996;

(2)  Current Report on Form 8-K filed January 17, 1997;

(3)  Current Report on Form 8-K filed February 14, 1997;

(4)  Current Report on Form 8-K filed February 27, 1997;

(5)  Current Report on Form 8-K filed March 27, 1997;

(6) Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997, as amended on June 10, 1997;

(7)  Proxy Statement, dated May 15, 1997;

(8)  Current Report on Form 8-K filed June 10, 1997;

(9)  Quarterly Report on Form 10-Q for the six-month period ended June 30, 1997;

(10) Current Report on Form 8-K filed July 2, 1997;

(11) Current Report on Form 8-K filed September 11, 1997;

(12) Current Report on Form 8-K filed October 29, 1997;

(13) Current Report on Form 8-K filed October 31, 1997;

(14) Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1997;

(15) Current Report on Form 8-K filed December 24, 1997;

(16) Current Report on Form 8-K filed January 30, 1998;

(17) The description of the Common Stock contained in the Registrant's Form 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any subsequent amendment(s) or report(s) filed for purposes of updating such description;

(18) The description of the Rights to Purchase Series B Preferred Stock contained in the Registrant's Form 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purposes of updating such description; and

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against liability under
Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     The Registrant's By-Laws and Article Sixth of its Restated Certificate of Incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. Article IV of the Registrant's By-Laws provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the Registrant.

         The Registrant currently provides liability insurance for each director and certain officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Article   Seventh  of  the   Registrant's   Restated   Certificate   of
Incorporation eliminates the personal liability of the directors of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

  Exhibit
   No.    Description

     4.1 Form of stock option agreement between the Registrant and the option holder (filed herewith)

     4.2  Schedule of option grants (filed herewith)

     5.1  Opinion of Graubard Mollen & Miller (filed herewith)

     23.1 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

     23.2 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

     23.3 Consent of Graubard Mollen & Miller (included in Exhibit 5.1) (filed herewith)

     24.1 Power of Attorney (included on the signature page hereto)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of March, 1998.

                               WINSTAR COMMUNICATIONS, INC.


                               By:      /s/ William J. Rouhana, Jr.
                               ----------------------------------------------
                               William J. Rouhana, Jr., Chairman of the Board
                                  of Directors and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rouhana, Jr. and Timothy R. Graham his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William J. Rouhana, Jr.             Chairman of the Board of Directors and Chief                             March 5, 1998
---------------------------------------
William J. Rouhana, Jr.                 Executive Officer (and principal executive officer)

/s/ Nathan Kantor                       President, Chief Operating Officer and Director                          March 5, 1998
---------------------------------------
Nathan Kantor

/s/ Steven G. Chrust                    Vice Chairman of the Board of Directors                                  March 5, 1998
---------------------------------------
Steven G. Chrust

/s/ Joseph P. Dwyer                     Vice President, Finance (principal accounting                            March 5, 1998
---------------------------------------
Joseph P. Dwyer                         officer)

/s/ Bert W. Wasserman                   Director                                                                 March 5, 1998
---------------------------------------
Bert W. Wasserman

/s/ William J. vanden Heuvel            Director                                                                 March 5, 1998
---------------------------------------
William J. vanden Heuvel

/s/ Steven B. Magyar                    Director                                                                 March 5, 1998
---------------------------------------
Steven B. Magyar

--------------------------------------  Director                                                                 March  , 1998
James I. Cash

                                    EXHIBITS


  Exhibit
     No.  Description
  ------- -----------

     4.1 Form of stock option agreement between the Registrant and the option holder (filed herewith)

     4.2  Schedule of option grants (filed herewith)

     5.1  Opinion of Graubard Mollen & Miller (filed herewith)

     23.1 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

     23.2 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

     23.3 Consent of Graubard Mollen & Miller (included in Exhibit 5.1) (filed herewith)

     24.1 Power of Attorney (included on the signature page hereto)